SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)                APRIL 1, 1998


                           DENTAL CARE ALLIANCE, INC.
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             (Exact name of registrant as specified in its charter)

                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

                           0-23219                        65-0555-126
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               (Commission File Number)       (IRS Employer Identification No.)

                         1343 MAIN STREET, 7TH FLOOR
                             SARASOTA, FLORIDA                        34236
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                  (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code            (941) 955-3150


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          (Former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On April 1, 1998, Dental Care Alliance, Inc. a Delaware corporation (the "Registrant"), acquired all the outstanding capital stock of Dental One Associates, Inc., a Georgia corporation ("Dental One") pursuant to a Stock Purchase Agreement effective March 20, 1998. A copy of the Stock Purchase Agreement is being filed as Exhibit 2.1 hereto.

         Pursuant to the Stock Purchase Agreement, the Company acquired all of the assets of Dental One. Such assets consisted primarily of non-dental assets (including dental equipment) and management agreements. The Registrant intends to continue use of the equipment purchased in the same manner such equipment was used by Dental One prior to the acquisition. Pursuant to the Stock Purchase Agreements, Five Hundred Thousand shares (500,000) of the common stock of Dental One, representing one hundred percent (100%) of the issued and outstanding shares, were sold in consideration of (a) Two Million Four Hundred Thousand and 00/100 Dollars ($2,400,000.00) in cash; (b) a promissory note in the amount of One Million Forty Seven Thousand Five Hundred Ten and 00/100 Dollars ($1,047,510.00), bearing an annual interest rate equal to eight and one-half percent (8.5%), payable in equal quarterly installments of principal and interest amortized over a period of five (5) years with a balloon payment for the remaining principal balance and accrued interest on the third (3rd) anniversary; and (c) a promissory note of One Million Two Hundred Thousand and 00/100 Dollars ($1,200,000.00), payable in equal monthly installments over a period of 120 days.

         The cash portion of the purchase price was paid with a portion of the proceeds of the Registrant's initial public offering. The consideration paid by the Registrant to the Dental One shareholders was determined by negotiation among the Registrant, Dental One and the Dental One Shareholders.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial statements

         It is currently impracticable to provide the financial statements required pursuant to Rule 3.05(b) of Regulation S-X prior to the due date of this Report. This Report will be amended within 60 days of the date this Report is filed to include such financial statements.

(b)      Pro forma financial information

         It is currently impracticable to provide the pro forma financial information required pursuant to Article 11 of Regulation S-X prior to the due date of this Report. This Report will be amended within 60 days of the date this Report is filed to include such pro forma financial information.

(c)      Exhibits

         2.1 Stock Purchase Agreement, dated March 20, l997 by and between Dental Care Alliance, Inc. and Dental One Associates, Inc. shareholders.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         DENTAL CARE ALLIANCE, INC.

Dated:     April 16, 1998                By: /s/ STEVEN R. MATZKIN
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                                             Steven R. Matzkin, Chairman of the
                                             Board of Directors, Chief Executive
                                             Officer and President
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                                 EXHIBIT INDEX

EXHIBIT                    DESCRIPTION
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  2.1           Stock Purchase Agreement, dated March 20, 1997 by and between
                Dental Care Alliance, Inc. and Dental One Associates, Inc. shareholders